SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 24, 2001


                                 PPL Corporation
                                 ---------------
             (Exact Name of Registrant as Specified in Its Charter)


     Pennsylvania                   1-11459                23-2758192
     ------------                   -------                ----------
State or other jurisdiction       (Commission             (IRS Employer
    of Incorporation)              File Number)        Identification No.)


           Two North Ninth Street, Allentown, Pennsylvania 18101-1179
           ----------------------------------------------------------
                    (Address of principal executive offices)


       Registrant's Telephone Number, including Area Code: (610) 774-5151
                                                           --------------


          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER ITEMS

                   PPL CORPORATION ANNOUNCES 2000 EARNINGS AND
                    REVISES EARNINGS FORECASTS FOR 2001, 2002
                    -----------------------------------------

     On January 24, 2001, PPL Corporation (PPL) announced 2000 earnings of $3.44 per share of common stock, including a non-recurring benefit in 2000 of 16 cents per share from settlements with various insurers for environmental and other liabilities and the 1-cent dilutive effect of unexercised stock options. PPL reported adjusted earnings of $3.28 per share.

     PPL indicated that the primary driver for its earnings growth in 2000 was an increase in margins and volume in its wholesale energy transactions and noted that the competitive generation market had been even more advantageous than the company anticipated.

     PPL also announced that it is increasing its 2001 earnings forecast to $3.60 to $3.65 per share, and its 2002 forecast to $3.90 to $4.00 per share.

     PPL reported that the major assumptions on which its 2001 and 2002 earnings forecasts are based are: increased margins on wholesale energy transactions; increased supply of electricity to sell in the competitive wholesale markets in the Western United States; new power plants in Arizona, Connecticut and Pennsylvania; higher earnings from the company's international businesses; and continued success in controlling costs. PPL also based its forecasts on its success in capturing the value associated with high forward electricity prices in both the Eastern and Western U.S. markets. PPL believes that in both the Eastern and Western markets, the company has adequate generation to meet its projected retail load obligations and still sell into the wholesale market.

     PPL's adjusted earnings of $3.28 per share for 2000 do not include $17.7 million, or about 7 cents per share, that is owed to the company by the California Independent System Operator (ISO). Recent events in the California wholesale energy markets and concern regarding the credit quality of California's investor-owned utilities have created uncertainty as to the company's ability to collect these receivables. To the extent that PPL does receive payment for these sales, there would be a benefit for 2001 earnings. The benefit of receiving this payment from the California ISO is not included in PPL's 2001 earnings forecast.

                                      * * *

     Certain statements contained in this report, including statements with respect to future earnings, energy prices, supply, sales, margins and deliveries, operating costs, subsidiary performance, growth, project development, and generating capacity and performance, are "forward-looking statements" within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: market demand and prices for energy, capacity and fuel; weather variations affecting customer energy usage; competition in retail and wholesale power markets; the effect of any business or industry restructuring; the profitability and liquidity of PPL Corporation and its


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subsidiaries; new accounting requirements or new interpretations or applications of existing requirements; operating performance of plants and other facilities; environmental conditions and requirements; system conditions and operating costs; development of new projects, markets and technologies; performance of new ventures; political, regulatory or economic conditions in countries where PPL Corporation or its subsidiaries conduct business; receipt of necessary governmental approvals; capital market conditions; stock price performance; foreign exchange rates; and the commitments and liabilities of PPL Corporation and its subsidiaries. Any such forward-looking statements should be considered in light of such factors and in conjunction with PPL Corporation's Form 10-K and other reports on file with or furnished to the Securities and Exchange Commission.


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                                    SIGNATURE
                                    ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PPL CORPORATION


                                   By: /s/ Joseph J. McCabe
                                       ----------------------------------------
                                       Joseph J. McCabe
                                       Vice President and Controller

Dated:  January 26, 2001